EXHIBIT 99.1

News Release
Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS FOURTH QUARTER NET INCOME UP 51% YEAR-OVER-YEAR

2013 Revenues Rise 11% to $5.4 Billion; Net Income Grows 15%

Total Client Assets Reach a Record $2.25 Trillion at Year-end, Up 15%

SAN FRANCISCO, January 16, 2014 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2013 was $319 million, up 10% from $290 million for the third quarter of 2013, and up 51% from $211 million for the fourth quarter of 2012. Net income for the twelve months ended December 31, 2013 was $1.1 billion, up 15% from the year-earlier period. The company’s 2012 financial results include a pre-tax gain of $70 million, or $44 million after-tax, relating to the resolution of a vendor dispute and a non-recurring state tax benefit of $20 million.

	Three Months Ended --December 31,--%			Twelve Months Ended --December 31,--%
Financial Highlights	2013	2012	Change	2013	2012	Change
Net revenues (in millions)	$1,435	$1,215	18%	$5,435	$4,883	11%
Net income (in millions)	$319	$211	51%	$1,071	$928	15%
Diluted earnings per common share	$.23	$.15	53%	$.78	$.69	13%
Pre-tax profit margin	34.7%	28.3%		31.4%	29.7%
Return on average common stockholders’ equity (annualized)	13%	9%		11%	11%

CEO Walt Bettinger commented, “After a long period of progress masked by environmental headwinds, our standout financial performance in 2013 more clearly reflected the significant growth we’ve achieved with our “through clients’ eyes” strategy. Our contemporary full-service investing model helped drive further expansion of our client base, leading to $5.4 billion in net revenues and net income that exceeded $1 billion for the first time since 2008. We met our financial expectations for the year: revenue growth of 11% exceeded the rise in expenses by over 2 percentage points – the high end of our target range; our pre-tax profit margin was consistent with our objective of at least 30%; and earnings per share reached $0.78, north of our mid-$0.70s goal.”

“Our 2013 client metrics demonstrate why focusing on investor needs remains the right strategy for Schwab,” Mr. Bettinger continued. “Core net new assets of $140.8 billion were up 25% over the prior year and represented a 7% annual growth rate. We ended the year with 9.1 million active brokerage accounts and 916,000 banking accounts, up 3% and 6%, respectively, over year-end 2012. Of the record $2.25 trillion in assets entrusted to us by clients as of December 31, 2013, approximately half are receiving some form of ongoing advisory service, with $946 billion under the guidance of an independent advisor and $155 billion in client assets enrolled in one of our retail advisory solutions, increases of 20% and 22%, respectively.”

Mr. Bettinger added, “Our long-term track record of innovating on behalf of investors, independent advisors and employers continued throughout 2013. Late in the year, we added an Accountability Guarantee for certain investment advisory services to reinforce the quality and service we provide our retail clients. Earlier, we added the ThomasPartners® Dividend Growth Strategy to our lineup of advisory solutions. We also launched Schwab ETF OneSource™, providing clients with commission-free access to 119 ETFs from Schwab and 5 other providers. Additionally, we introduced powerful new tools for options and futures trading and expanded our mobile and tablet capabilities – which are now being utilized by over 650,000 clients – and we made multiple enhancements to our platform for independent advisors, including Schwab PortfolioCenter Hosted™ and Schwab OpenView MarketSquare™. We will continue to challenge the status quo on behalf of investors during 2014 through initiatives such as the expansion of our index-based 401(k) plan offering and independent branch locations, among others.”

CFO Joe Martinetto said, “Even without significant improvement in the interest rate environment during 2013, we achieved increases in all 3 major revenue lines over 2012. Our growing client base, strong enrollments in client advisory solutions, and healthier equity markets supported a 13% increase in asset management and administration fees, a 12% rise in net interest revenue, and a 5% improvement in trading revenue. As planned, that solid top-line performance enabled us to complete the process of rebuilding our investments in capabilities that help drive long-term growth to levels more consistent with the opportunities we see. Project spending increased by 6% to over $170 million to drive further business momentum, and our advertising and market development outlays grew by 7% to $257 million as we built the strength of our brand in a highly competitive industry. Our ongoing expense discipline, including careful management of staffing levels, enabled us to make this progress while delivering a nearly 200 basis point increase in our pre-tax profit margin to our stockholders. Additionally, after years of tightly capped payouts, we made significant progress towards full funding of employee bonuses consistent with our higher earnings per share.”

Mr. Martinetto concluded, “Overall, in a relatively stable operating environment we delivered on our financial objectives for 2013, lagging expense growth meaningfully behind a solid increase in revenues, thereby achieving an improved profit margin and higher earnings along with stronger business momentum. That stronger momentum was evident in our fourth quarter results, as net revenues and net income grew 18% and 51%, respectively, over the fourth quarter of 2012, and we delivered a pre-tax profit margin of nearly 35%. With a healthy balance sheet and improving capital flexibility heading into 2014, we believe that the basic themes of Schwab’s financial story remain unchanged – strong business growth, diversified revenue streams, and expense discipline – all leading to strong earnings growth in a stable to improving environment.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new retail brokerage accounts for the quarter totaled approximately 34,000, up from 4,000 a year ago; total accounts reached 6.2 million as of December 31, 2013, up 2% year-over-year.
•	Announced the Schwab Accountability Guarantee™, a program that provides clients enrolled in participating investment advisory services a refund of their program fees from the prior quarter if, for any reason, they are not satisfied.
•	Delivered financial plans to approximately 27,000 clients. Approximately 101,000 clients received a financial plan in 2013, up 84% from 2012.

Products and Infrastructure

•	For Charles Schwab Bank:
¡	Balance sheet assets = $99.9 billion, up 16% year-over-year.
¡	Outstanding mortgage and home equity loans = $11.0 billion, up 12% year-over-year.
¡	First mortgage originations through its loan program during the quarter = $672 million.
¡	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.48%, 0.39% and 0.39%, respectively, at month-end December.
¡	Schwab Bank High Yield Investor Checking® accounts = 723,000, with $12.0 billion in balances.
•	Client assets managed by Windhaven® totaled $18.5 billion, up 36% from the fourth quarter of 2012.
•	Client assets managed by ThomasPartners® totaled $4.5 billion.

•	Expanded Schwab ETF OneSource™, which now offers 119 commission-free ETFs from Schwab and 5 other providers. The platform has grown by $9.2 billion since its launch in February 2013.
•	Total assets under management in Schwab ETFs™ = $16.9 billion, up 97% year-over-year. Total assets in Schwab Managed Portfolios-ETFs = $2.9 billion.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q4_2013_schedule.xls

Forward-Looking Statements

This press release contains forward-looking statements relating to the company’s initiatives; growth in its client base; client enrollments in advisory solutions; expense discipline; improving capital flexibility; business growth; and earnings growth. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner, including the expansion of its index-based 401(k) plan offering and independent branch locations; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; the company’s ability to manage expenses; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; regulatory guidance; acquisition integration costs; trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and 10-Q.

Commentary from the CFO

Joe Martinetto, Executive Vice President and Chief Financial Officer, will provide insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor_relations/cfo_commentary.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.1 million active brokerage accounts, 1.3 million corporate retirement plan participants, 916,000 banking accounts, and $2.25 trillion in client assets as of December 31, 2013. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net Revenues
Asset management and administration fees	$608	$539	$2,315	$2,043

Interest revenue	558	467	2,085	1,914
Interest expense	(26)	(34)	(105)	(150)

Net interest revenue	532	433	1,980	1,764

Trading revenue	231	202	913	868
Other — net	64	47	236	256
Provision for loan losses	2	(2)	1	(16)
Net impairment losses on securities (1)	(2)	(4)	(10)	(32)

Total net revenues	1,435	1,215	5,435	4,883

Expenses Excluding Interest
Compensation and benefits	515	450	2,027	1,803
Professional services	107	101	415	388
Occupancy and equipment	78	78	309	311
Advertising and market development	59	68	257	241
Communications	55	54	220	220
Depreciation and amortization	49	50	202	196
Other	74	70	300	274

Total expenses excluding interest	937	871	3,730	3,433

Income before taxes on income	498	344	1,705	1,450
Taxes on income	179	133	634	522

Net Income	319	211	1,071	928

Preferred stock dividends	22	22	61	45

Net Income Available to Common Stockholders	$297	$189	$1,010	$883

Weighted-Average Common Shares Outstanding — Diluted	1,304	1,278	1,293	1,275

Earnings Per Common Share — Basic	$.23	$.15	$.78	$.69
Earnings Per Common Share — Diluted	$.23	$.15	$.78	$.69

(1)	Net impairment losses on securities include total other-than-temporary impairment losses of $0 million and $0 million recognized in other comprehensive income, net of $(2) million and $(4) million reclassified from other comprehensive income, for the three months ended December 31, 2013 and 2012, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $2 million and $15 million recognized in other comprehensive (loss) income, net of $(8) million and $(17) million reclassified from other comprehensive (loss) income, for the twelve months ended December 31, 2013 and 2012, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q4-13 % change		2013				2012
(In millions, except per share amounts and as noted)	vs. Q4-12	vs. Q3-13	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net Revenues
Asset management and administration fees	13%	4%	$608	$583	$572	$552	$539
Net interest revenue	23%	5%	532	506	473	469	433
Trading revenue	14%	3%	231	224	235	223	202
Other	36%	12%	64	57	59	56	47
Provision for loan losses	(200%)	(50%)	2	4	1	(6)	(2)
Net impairment losses on securities	(50%)	100%	(2)	(1)	(3)	(4)	(4)

Total net revenues	18%	5%	1,435	1,373	1,337	1,290	1,215

Expenses Excluding Interest
Compensation and benefits	14%	7%	515	482	494	536	450
Professional services	6%	4%	107	103	106	99	101
Occupancy and equipment	—	1%	78	77	77	77	78
Advertising and market development	(13%)	4%	59	57	67	74	68
Communications	2%	—	55	55	56	54	54
Depreciation and amortization	(2%)	(4%)	49	51	51	51	50
Other	6%	(12%)	74	84	74	68	70

Total expenses excluding interest	8%	3%	937	909	925	959	871

Income before taxes on income	45%	7%	498	464	412	331	344
Taxes on income	35%	3%	179	174	156	125	133

Net Income	51%	10%	$319	$290	$256	$206	$211

Preferred stock dividends	—	175%	22	8	23	8	22

Net Income Available to Common Stockholders	57%	5%	$297	$282	$233	$198	$189

Basic earnings per common share	53%	5%	$.23	$.22	$.18	$.15	$.15
Diluted earnings per common share	53%	5%	$.23	$.22	$.18	$.15	$.15
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding–diluted	2%	1%	1,304	1,296	1,288	1,282	1,278

Performance Measures
Pre-tax profit margin			34.7%	33.8%	30.8%	25.7%	28.3%
Return on average common stockholders’ equity (annualized) (1)			13%	13%	10%	9%	9%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	(17%)	—	$23.6	$23.5	$27.0	$26.9	$28.5
Receivables from brokerage clients	4%	7%	$14.0	$13.1	$12.8	$12.5	$13.5
Loans to banking clients	16%	2%	$12.4	$12.1	$11.7	$11.3	$10.7
Total assets	7%	2%	$143.6	$140.2	$135.9	$133.3	$133.6
Deposits from banking clients	17%	2%	$93.0	$91.2	$84.3	$82.4	$79.4
Payables to brokerage clients	(12%)	2%	$35.3	$34.5	$36.9	$36.9	$40.3
Long-term debt	19%	—	$1.9	$1.9	$1.6	$1.6	$1.6
Stockholders’ equity	8%	3%	$10.4	$10.1	$9.7	$9.8	$9.6

Other
Full-time equivalent employees (at quarter end, in thousands)	—	—	13.8	13.8	13.9	14.0	13.8
Annualized net revenues per average full-time equivalent employee (in thousands)	17%	5%	$416	$398	$385	$369	$355
Capital expenditures–cash purchases of equipment, office facilities, and property, net (in millions)	125%	38%	$90	$65	$69	$45	$40

Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	12%	5%	296.9	283.2	301.5	298.7	265.7
Asset-based trades (3)	6%	9%	63.4	58.3	69.0	64.5	59.6
Other trades (4)	2%	(7%)	127.5	137.1	126.7	135.7	124.7

Total	8%	2%	487.8	478.6	497.2	498.9	450.0

Average Revenue Per Revenue Trade (2)	(1%)	—	$12.33	$12.39	$12.19	$12.34	$12.49

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2013			2012			2013			2012
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$6,497	$4	0.24%	$8,287	$6	0.29%	$6,943	$16	0.23%	$7,130	$18	0.25%
Cash and investments segregated	23,256	6	0.10%	25,284	13	0.20%	25,419	35	0.14%	25,263	46	0.18%
Broker-related receivables (1)	399	—	—	366	—	0.11%	377	—	0.04%	351	—	0.04%
Receivables from brokerage clients	12,427	113	3.61%	11,460	113	3.92%	11,800	434	3.68%	10,928	446	4.08%
Securities available for sale (2)	51,680	144	1.11%	43,624	140	1.28%	49,114	557	1.13%	39,745	583	1.47%
Securities held to maturity	28,815	180	2.48%	15,954	95	2.37%	24,915	610	2.45%	15,371	397	2.58%
Loans to banking clients	12,320	86	2.77%	10,447	76	2.89%	11,758	329	2.80%	10,053	309	3.07%
Loans held for sale	—	—	—	—	—	—	—	—	—	18	1	4.12%

Total interest-earning assets	135,394	533	1.56%	115,422	443	1.53%	130,326	1,981	1.52%	108,859	1,800	1.65%

Other interest revenue		25			24			104			114

Total interest-earning assets	$135,394	$558	1.64%	$115,422	$467	1.61%	$130,326	$2,085	1.60%	$108,859	$1,914	1.76%

Funding sources:
Deposits from banking clients	$91,322	$7	0.03%	$71,411	$11	0.06%	$85,465	$31	0.04%	$65,546	$42	0.06%
Payables to brokerage clients	28,510	1	0.01%	30,368	1	0.01%	30,258	3	0.01%	29,831	3	0.01%
Long-term debt	1,903	18	3.75%	1,815	22	4.82%	1,751	69	3.94%	1,934	103	5.33%

Total interest-bearing liabilities	121,735	26	0.08%	103,594	34	0.13%	117,474	103	0.09%	97,311	148	0.15%

Non-interest-bearing funding sources	13,659			11,828			12,852			11,548
Other interest expense		—			—			2			2

Total funding sources	$135,394	$26	0.08%	$115,422	$34	0.12%	$130,326	$105	0.08%	$108,859	$150	0.14%

Net interest revenue		$532	1.56%		$433	1.49%		$1,980	1.52%		$1,764	1.62%

(1)	Interest revenue was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s Current Report on Form 8-K filed on June 24, 2013, relating to the realignment of the Company’s reportable segments.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2013			2012			2013			2012
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$165,170	$241	0.58%	$159,421	$228	0.57%	$162,484	$936	0.58%	$155,866	$891	0.57%
Fee waivers		(182)			(142)			(674)			(587)

Schwab money market funds	165,170	59	0.14%	159,421	86	0.21%	162,484	262	0.16%	155,866	304	0.20%
Equity and bond funds (1)	70,278	43	0.24%	50,559	30	0.24%	63,012	157	0.25%	47,778	125	0.26%
Mutual Fund OneSource ®	255,255	204	0.32%	221,338	179	0.32%	242,907	774	0.32%	216,564	680	0.31%

Total mutual funds (2)	$490,703	306	0.25%	$431,318	295	0.27%	$468,403	1,193	0.25%	$420,208	1,109	0.26%

Advice solutions (2)	$155,436	195	0.50%	$125,589	153	0.48%	$144,639	718	0.50%	$119,850	580	0.48%
Other (3)		107			91			404			354

Total asset management and administration fees		$608			$539			$2,315			$2,043

(1)	Includes Schwab ETFs.
(2)	Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also include Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.
(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q4-13 % Change		2013				2012
(In billions, at quarter end, except as noted)	vs. Q4-12	vs. Q3-13	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	7%	2%	$127.3	$125.0	$121.1	$119.2	$119.0
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	—	2%	167.7	165.1	161.6	159.3	167.9
Equity and bond funds	44%	11%	71.2	64.2	59.0	56.3	49.6

Total proprietary funds	10%	4%	238.9	229.3	220.6	215.6	217.5

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	17%	6%	260.5	246.5	234.9	238.8	223.2
Mutual fund clearing services	(7%)	(10%)	147.4	164.5	140.6	181.5	159.1
Other third-party mutual funds	12%	5%	404.1	384.1	388.3	388.4	360.1

Total Mutual Fund Marketplace	9%	2%	812.0	795.1	763.8	808.7	742.4

Total mutual fund assets	9%	3%	1,050.9	1,024.4	984.4	1,024.3	959.9

Equity and other securities (1)	29%	9%	906.3	830.7	779.5	772.3	702.4
Fixed income securities	(2%)	—	177.5	176.9	177.6	180.5	181.8
Margin loans outstanding	10%	5%	(12.6)	(12.0)	(11.7)	(11.4)	(11.5)

Total client assets	15%	5%	$2,249.4	$2,145.0	$2,050.9	$2,084.9	$1,951.6

Client assets by business (2)
Investor Services	12%	4%	$1,241.5	$1,196.0	$1,150.5	$1,190.2	$1,112.1
Advisor Services	20%	6%	1,007.9	949.0	900.4	894.7	839.5

Total client assets	15%	5%	$2,249.4	$2,145.0	$2,050.9	$2,084.9	$1,951.6

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2, 3, 4)	(133%)	N/M	$(12.8)	$2.4	$(35.3)	$27.5	$39.1
Advisor Services (2, 5)	(42%)	(7%)	14.6	15.7	13.6	15.9	25.3

Total net new assets	(97%)	(90%)	1.8	18.1	(21.7)	43.4	64.4

Net market gains (losses)	N/M	35%	102.6	76.0	(12.3)	89.9	(3.2)

Net growth (decline)	71%	11%	$104.4	$94.1	$(34.0)	$133.3	$61.2

New brokerage accounts (in thousands, for the quarter ended)	4%	12%	250	223	243	244	241
Clients (in thousands)
Active Brokerage Accounts (6)	3%	1%	9,093	9,013	8,962	8,865	8,787
Banking Accounts	6%	(2%)	916	930	910	888	865
Corporate Retirement Plan Participants (3)	(17%)	1%	1,305	1,297	1,595	1,575	1,571

(1)	Excludes all proprietary money market, equity, and bond funds.
(2)	In the first quarter of 2013, the Company realigned its reportable segments as a result of organizational changes. The segment formerly reported as Institutional Services was renamed to Advisor Services. Additionally, the Retirement Plan Services and Corporate Brokerage Services business units are now part of the Investor Services segment. Prior period segment information has been recast to reflect these changes.
(3)	In the third quarter of 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.
(4)	Fourth quarter of 2013 includes inflows of $5.4 billion from certain mutual fund clearing services clients. Fourth and second quarters of 2013 include outflows of $30.2 billion and $44.3 billion, respectively, relating to the planned transfer of a mutual fund clearing services client. Third quarter of 2013 includes inflows of $17.5 billion and an outflow of $2.1 billion from certain mutual fund clearing services clients. Second quarter of 2013 also includes an inflow of $2.6 billion from another mutual fund clearing services client. First quarter of 2013 includes inflows of $10.3 billion from certain mutual fund clearing services clients. Fourth quarter of 2012 includes inflows of $21.1 billion from certain mutual fund clearing services clients and outflows of $900 million related to a planned transfer from Corporate Brokerage Services.
(5)	Fourth quarter of 2012 includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc.
(6)	In the fourth quarter of 2012, the Company removed approximately 30,000 due to escheatment and other factors.
N/M	Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For December 2013

	2012	2013												% change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Change in Client Assets
(in billions of dollars)
Net New Assets (1,2)	23.5	12.1	18.3	13.0	—	(1.9)	(19.8)	8.8	(2.4)	11.7	(19.8)	11.7	9.9	(15%)	(58%)
Net Market Gains (Losses)	7.3	50.8	6.0	33.1	21.3	5.5	(39.1)	62.3	(38.1)	51.8	52.0	28.2	22.4

Total Client Assets
(at month end, in billions of dollars)	1,951.6	2,014.5	2,038.8	2,084.9	2,106.2	2,109.8	2,050.9	2,122.0	2,081.5	2,145.0	2,177.2	2,217.1	2,249.4	1%	15%

New Brokerage Accounts
(in thousands)	97	87	75	82	96	78	69	75	78	70	81	76	93	22%	(4%)
Clients
(at month end, in thousands)
Active Brokerage Accounts	8,787	8,819	8,840	8,865	8,911	8,942	8,962	8,974	8,999	9,013	9,032	9,055	9,093	—	3%
Banking Accounts	865	874	881	888	895	903	910	918	926	930	930	922	916	(1%)	6%
Corporate Retirement Plan Participants (1)	1,571	1,554	1,557	1,575	1,595	1,594	1,595	1,602	1,294	1,297	1,294	1,301	1,305	—	(17%)
Clients’ Daily Average Trades (3)
(in thousands)	480.2	504.7	506.1	486.0	470.0	505.4	518.1	498.9	467.3	469.2	490.8	467.3	503.9	8%	5%
Market Indices
(at month end)
Dow Jones Industrial Average	13,104	13,861	14,055	14,579	14,840	15,116	14,910	15,500	14,810	15,130	15,546	16,086	16,577	3%	27%
Nasdaq Composite	3,020	3,142	3,160	3,268	3,329	3,456	3,403	3,626	3,590	3,771	3,920	4,060	4,177	3%	38%
Standard & Poor’s 500	1,426	1,498	1,515	1,569	1,598	1,631	1,606	1,686	1,633	1,682	1,757	1,806	1,848	2%	30%
Daily Average Market Share Volume
(in millions)
NYSE	3,311	3,595	3,635	3,414	3,501	3,480	3,745	3,089	2,947	3,303	3,340	3,180	3,095	(3%)	(7%)
Nasdaq	1,684	1,868	1,887	1,695	1,685	1,781	1,870	1,633	1,504	1,756	1,877	1,789	1,758	(2%)	4%
Total US Exchanges	5,951	6,408	6,550	6,101	6,346	6,357	7,090	5,718	5,454	6,115	6,268	5,878	5,800	(1%)	(3%)
Mutual Fund Net Buys (Sells) (4)
(in millions of dollars)
Large Capitalization Stock	(1,547.7)	1,079.8	235.7	339.2	1,068.7	(233.3)	213.1	838.6	(185.6)	(88.1)	(3.0)	(91.3)	(263.0)
Small / Mid Capitalization Stock	(639.1)	746.3	421.9	358.0	(451.6)	(122.9)	68.5	402.1	179.1	154.5	424.5	69.3	9.4
International	431.0	2,714.3	1,752.0	1,623.4	1,148.6	1,249.0	850.2	1,205.1	1,482.2	1,188.7	1,775.7	972.9	1,060.1
Specialized	(415.3)	544.8	434.3	453.5	76.5	473.7	120.1	431.3	320.1	339.6	370.1	208.4	(170.7)
Hybrid	(24.6)	1,205.4	931.1	927.5	636.6	762.3	349.0	582.6	316.9	230.2	194.4	67.7	307.6
Taxable Bond	1,153.9	3,402.2	1,456.4	2,216.0	1,884.0	1,362.8	(5,150.4)	(705.0)	(2,117.4)	(1,088.3)	413.9	344.4	(1,030.5)
Tax-Free Bond	(286.7)	728.3	259.3	53.4	(538.8)	(263.7)	(1,227.3)	(562.5)	(921.8)	(381.0)	(333.4)	(164.4)	(392.7)
Money Market Funds	7,902.5	(6,031.3)	(1,610.4)	(945.2)	(3,781.8)	1,042.7	5,043.6	710.2	1,917.0	846.3	(1,431.1)	615.9	3,429.4

(1)	In August 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.
(2)	November and October 2013 include inflows of $2.5 billion and $2.9 billion, respectively, from certain mutual fund clearing services clients. October, June, May, and April 2013 include outflows of $30.2 billion, $26.7 billion, $10.3 billion, and $7.3 billion, respectively, relating to the planned transfer of a mutual fund clearing services client. September 2013 includes an inflow of $4.9 billion and outflow of $2.1 billion from certain mutual fund clearing services clients. August 2013 includes inflows of $9.5 billion and $3.1 billion from certain mutual fund clearing services clients. April, February, and January 2013 include inflows of $2.6 billion, $8.1 billion, and $2.2 billion, respectively, from certain mutual fund clearing services clients. December 2012 includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc.
(3)	Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.
(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.